UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2007

GOLDEN PHOENIX MINERALS, INC.

(Exact name of registrant as specified in its charter)

Minnesota (State or Other Jurisdiction of Incorporation)	0-22905 (Commission File Number)	41-1878178 (IRS Employer Identification No.)

1675 East Prater Way, #102 Sparks, Nevada (Address of Principal Executive Offices)	89434 (Zip Code)

(775) 853-4919

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement

As previously reported in the Form 10-QSB for the Quarterly Report ended September 30, 2006, on July 3, 2006, Golden Phoenix, Inc. a Minnesota company (the “Company”) was served with a complaint filed on June 29, 2006 by the Frank Lewis Revocable Living Trust dated March 15, 2004 in the Second Judicial District Court of the State of Nevada in Washoe County (the “Summons and Complaint”) which named the Company as the defendant. The Frank Lewis Revocable Living Trust dated March 15, 2004 alleged damages in excess of $10,000 plus attorney’s fees and costs for: (1) failure to pay money due under the terms of a certain Exploration License and Option to Purchase with F.W. Lewis, Inc. dated as of July 10, 1998, as amended on February 19, 2003, and as further amended on May 7, 2003 (collectively, the “Lewis Agreement”), (2) failure to distribute shares of unrestricted stock as required by the Lewis Agreement; and (3) failure to perform work required by the Lewis Agreement (collectively, the “Claims”). On August 7, 2006, the Company filed an Answer to the Summons and Complaint (the “Answer”).

Concurrently with the filing of the Answer on August 7, 2006, the Company filed a Third Party Complaint in the Second Judicial District of the State of Nevada naming F.W. Lewis, Inc., the Sharon F. Lewis Trust dated January 22, 2004 and Roes 1 through 10, inclusive, as third party defendants to the action brought by the Frank Lewis Revocable Living Trust dated March 15, 2004. The Company sought declaratory relief in order to: (a) ascertain our rights and duties as well as the rights and duties of the named third party defendants as to the damages claimed in the complaint filed by the Frank Lewis Revocable Living Trust dated March 15, 2004 in the Second Judicial District Court of the State of Nevada in Washoe County, as outlined above; (b) find that the Company owed no further obligation under the Lewis Agreement; and (c) determine that the assignment by Lewis was ineffective and transferred no rights to either of the Frank Lewis Revocable Living Trust dated March 15, 2004 or the Sharon F. Lewis Trust dated January 22, 2004 to receive any obligation not already paid by us under the Lewis Agreement.

On January 10, 2007, the Company entered into a Settlement Agreement and Mutual Release with The Frank Lewis Revocable Living Trust dated March 15, 2004, F.W. Lewis, Inc., and the Sharon F. Lewis Trust dated January 22, 2004, with an effective date of December 1, 2006 (the “Settlement Agreement”), in order to resolve the lawsuit described above and any and all other actual or potential claims that may or could have been brought among them. In consideration for the dismissal of the lawsuit and the release of the Claims, we agreed to exchange 2,753,623 replacement shares for the 2,753,623 securities issued on October 22, 2002. One-half of the 2,753,623 replacement shares were to be issued to the Frank W. Lewis Revocable Living Trust Dated March 15, 2004, and the other half to The Sharon F. Lewis Trust Dated January 22, 2004.

The foregoing description is qualified in its entirety by reference to the Settlement Agreement which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Exhibit Description

10.1	Settlement Agreement and Mutual Release

99	Press Release re Settlement Agreement and Mutual Release dated January 16, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PHOENIX MINERALS, INC.,
a Minnesota corporation

Dated:	January 16, 2007	By: /s/ David A. Caldwell________________________

David A. Caldwell

President and Chief Operating Officer

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